UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, H. Eric Bolton, Jr. is retiring from his position as Chief Executive Officer of Mid-America Apartment Communities, Inc. (the “Company”) effective upon the end of business on March 31, 2025, and A. Bradley Hill, the Company’s current President and Chief Investment Officer, will assume responsibilities as the Company’s Chief Executive Officer effective April 1, 2025. As part of the Company’s planned succession efforts, upon his retirement as Chief Executive Officer, Mr. Bolton will serve as Executive Chairman of the Company to further support the Company and facilitate an orderly transition. Mr. Bolton will also remain as Chairman of the Board of Directors of the Company.

Employment Agreement

In connection with Mr. Bolton’s transition, on March 31, 2025, the Company and Mr. Bolton entered into a new employment agreement that will become effective April 1, 2025 (the “Transition Employment Agreement”). The Transition Employment Agreement replaces the employment agreement previously entered into between the Company and Mr. Bolton in March 2015.

The term of the Transition Employment Agreement begins April 1, 2025 and ends December 31, 2026, unless earlier terminated in accordance with the terms of the agreement. Under the Transition Employment Agreement, Mr. Bolton will serve as Executive Chairman, in which role Mr. Bolton will serve as a resource to the Company’s Chief Executive Officer in defining the Company’s strategy and as a mentor to the Company’s Chief Executive Officer in effectively communicating and promoting the Company’s strategy to the Company’s Board of Directors, employees, investors and other stakeholders. As Executive Chairman, Mr. Bolton’s annual base salary will be $850,000 for the remainder of the 2025 calendar year and $750,000 for the 2026 calendar year. In addition, Mr. Bolton will continue to be eligible to participate in the Company’s executive compensation plans.

If Mr. Bolton’s employment terminates due to his death or permanent disability, the Company will continue to pay Mr. Bolton (or his personal representative) his base salary as then in effect for either a period of one year after the termination date or the remaining term of the Transition Employment Agreement, whichever period is shorter. In addition, Mr. Bolton (or his personal representative) will be entitled to any compensation owed to him pursuant to the terms of awards made under the Company’s executive compensation plans, any vested benefits under the Company’s welfare benefit plans in which Mr. Bolton participated, and, in the case of Mr. Bolton’s permanent disability, certain amounts relating to continued insurance coverage.

If Mr. Bolton’s employment is terminated by the Company without cause, the Company will continue to pay Mr. Bolton his base salary as then in effect for either a period of one year after the termination date or the remaining term of the Transition Employment Agreement, whichever period is shorter. In addition, Mr. Bolton will be entitled to any compensation owed to him pursuant to the terms of awards made under the Company’s executive compensation plans, any vested benefits under the Company’s welfare benefit plans in which Mr. Bolton participated, certain amounts relating to continued insurance coverage, and payment of all legal fees incurred by him in connection with his termination without cause.

If Mr. Bolton terminates his employment voluntarily or his employment is terminated by the Company with cause, Mr. Bolton will not be entitled to any compensation after the termination date other than any earned but unpaid base salary, any compensation owed pursuant to the terms of awards made to Mr. Bolton under the Company’s executive compensation plans, and any vested benefits under the Company’s welfare benefit plans in which Mr. Bolton participated.

The Transition Employment Agreement does not contain any provisions relating to a change in control of the Company.

During the term of the Transition Employment Agreement, Mr. Bolton agreed not to own an interest in a multi-family residential property or engage in the multi-family residential business, other than through the Company.

The foregoing description of the terms of the Transition Employment Agreement is qualified in its entirety by reference to the full text of the Transition Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, effective April 1, 2025, by and between Mid-America Apartment Communities, Inc. and H. Eric Bolton.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	March 31, 2025	By:	/s/A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

MID-AMERICA APARTMENTS, L.P.
		By:	Mid-America Apartment Communities, Inc., its general partner

Date:	March 31, 2025	By:	/s/A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)